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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  September 30, 1996


                               ASTA FUNDING, INC.
               (Exact name of Registrant as specified in charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)



         0-26906                                22-3388607
(Commission File Number)            (IRS Employer Identification No.)



210 Sylvan Avenue, Englewood Cliffs, New Jersey  07632
(Address of principal executive offices)    (Zip Code)



Registrant's telephone number, including area code: 201-567-5648



                                 Not Applicable
         (Former name or former address, if changed since last report)




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Item 2.           Acquisition or Disposition of Assets.

                  On September 30, 1996, Asta Funding, Inc. (the "Registrant") and its wholly-owned subsidiary, Asta Auto Receivables Company ("Asta") consummated a securitization of automobile loan receivables. The transaction involved the private placement by Asta of pass-through certificates evidencing ownership interests in a trust. The assets of the trust are primarily comprised of motor vehicle retail installment sale contracts having an aggregate principal balance of $23,967,605 as of September 1, 1996. The contracts were transferred by the Registrant to Asta which subsequently transferred such assets to the trust. The Registrant received net proceeds of $22,627,030 from the sale of the contracts to Asta. The difference between the sale price of the contracts and the amount of net proceeds was deemed a contribution of capital by the Registrant to Asta.



Item 7.           Financial Statements, Pro Forma Financial Information and
Exhibits.

                  Exhibits

                           1.       Pooling and Servicing Agreement dated as of
September 1, 1996 among Asta Auto Receivables Company, the Registrant and Harris Trust and Savings Bank.

                           2.       Certificate Purchase Agreement dated
September 30, 1996 between Greenwich Capital Markets, Inc. and Asta Auto Receivables Company.

                           3.       Purchase Agreement dated as of September 1,
1996 between Asta Auto Receivables Company and the Registrant.





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                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     ASTA FUNDING, INC.



Dated:  October 15, 1996                             By: /s/ Gary Stern
                                                         --------------
                                                            Gary Stern
                                                            President